Exhibit 10.3

                        LOCK UP-LEAKOUT ESCROW AGREEMENT

                                December __, 2009

John B. Lowy, P.C.
645 Fifth Avenue, Suite 400
New York, NY  10022
Attn: John B. Lowy, President

     Re: Agreement not to Trade or Transfer Shares of Common Stock of Green Mountain Recovery, Inc., a Delaware corporation (the "Company")

Dear Mr. Lowy:

     Pursuant to that certain Reorganization Agreement between the Company and Masterbeat LLC (the "REORGANIZATION AGREEMENT"), the undersigned record owner (the "OWNER") is now the owner of 647,000 shares of common stock of the Company (the "SHARES") as set opposite the Owner's name on the signature page hereof. In consideration of the transfer of control of the Company to new Company management, and the Company's acquisition of MasterBeat LLC, thereby adding value to the Owner's Shares, the undersigned Owner hereby agrees as follows:

1. The Owner agrees not to sell or otherwise transfer, lien, pledge or encumber the Shares, except in accordance with this Lockup-Leakout Escrow Agreement (the "Agreement").

2. The Owner warrants and represents that the Owner has full power and authority to enter into this Agreement and to restrict the transfer of the Shares except in accordance with this Agreement, and that the Owner's compliance with this Agreement will not conflict with or result in a breach of any other agreement relating to the Shares.

3. The Owner hereby agrees: (a) that the Owner will not publicly sell any of the Shares for the first 90 days after the Closing Date of the Company's acquisition of MasterBeat; (b) beginning 90 days after the Closing, the Owner will not publicly sell more than 50,000 of the Shares in any calendar month.

4. The Owner further agrees not to make any private transfer of any of the Shares unless the transferee thereof agrees in writing to be unconditionally bound by the provisions of this Agreement.

5. The Owner is entering into this Lockup-Leakout Escrow Agreement simultaneously with Eduard Korsinsky entering into the same Lockup-Leakout Agreement, regarding Mr. Korsinsky's 647,000 shares of the Company's common

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stock.  The Owner  hereby  agrees  that if the Owner  and Mr.  Korsinsky  agree, between them, that one of them wants to sell more or less than 50,000 shares per month, then Mr. Korsinsky shall sell the same amount less or more than 50,000 shares per month that the Owner sells in the same month, so that the total number of shares that the Owner and Mr. Korsinsky sell in any month cannot exceed 100,000 shares. In the absence of the receipt of written instructions from both the Owner and Mr. Korsinsky not less than seven days before the commencement of any month, 50,000 shares will be sold by the Escrow Agent for the account of each of the Owner and Mr. Korsinsky for the immediately following month, beginning 90 days after the Closing.

6. To enforce the foregoing lockup and leakout provisions, the Owner also agrees that, immediately upon the Owner signing this Agreement, the Owner will deliver the stock certificate(s) evidencing the Owner's ownership of the Shares to John
B. Lowy, P.C. (the "Escrow Agent"), a law firm located at 645 Fifth Avenue, New York, New York, Suite 400; and that the Shares will be deposited into an escrow brokerage account entitled John B. Lowy, P.C. Escrow (the "Brokerage Account"), in accordance with the terms of this Agreement. The Escrow Agent hereby agrees to publicly sell for the Owner and Mr. Korsinsky, combined, no more than 100,000 shares each month, beginning on the 91st day after the Closing. Until all of the Shares have been released from escrow, the Escrow Agent agrees to deliver copies of all trade confirmations and monthly statements to the Owner, to Mr. Korsinsky, and to the Company.

7. At any time during the period that the Escrow Agent is holding any of the Shares in the Brokerage Account, a person who is not an affiliate of the Company or of MasterBeat, may, if permitted by Masterbeat, purchase shares in an excess of the allowed 100,000 shares in any month ("Additional Shares"), provided that
(a) any such purchases of Additional Shares must be made at the current market price on the date of purchase, in open market transactions; (b) such purchases of Additional Shares are in addition to the 100,000 shares allowed to be sold by the Owner and Mr. Korsinsky in any month; and (c) either the Owner or Mr. Korsinsky agrees to sell such Additional Shares at the then-prevailing market price. The Owner agrees that all sale orders of either the Shares or the Additional Shares shall be evidenced by confirmations from the brokerage firm.

8. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereto.

9. The Owner agrees that, except where the Escrow Agent acts with gross negligence or willful neglect, the Owner agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in the performance of its duties. The Owner hereby agrees to reimburse the Escrow Agent for its out-of pocket costs in acting as Escrow Agent, including courier and messenger costs and stock transfer costs.

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10. This Agreement contains the entire  understanding of the parties hereto with respect to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by the parties hereto.

11. Without limiting the generality of any provision of this Agreement, each party hereto agrees that upon request of any other party hereto, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby and to effectuate the purposes hereof.

12. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, exclusive of conflicts of law provisions. The parties hereby irrevocably and unconditionally consent and submit to the exclusive jurisdiction of state and federal courts located in New York, New York (the "Dispute Courts") with respect to the matters relating herein. The parties agree that service of process in any action or proceeding hereunder may be served upon such party by certified mail, return receipt requested to the address for notice set forth herein and such notice shall have the same force and effect as if service were made personally upon such party. Each party hereto irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum and each party irrevocably waives the right to proceed in any other jurisdiction. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

13. Any notice, demand, offer, consent, report, approval or other written document required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice or its agent and shall be hand delivered against receipt or sent by certified letter, return receipt requested, or by recognized courier service, to the Escrow Agent at the address above, and to the Owner at the address listed on the signature page hereto, and shall be effective upon receipt. Each party shall have the right to change the place to which notice shall be sent or delivered by similar notice sent in like manner to any other party.

14. Subject to the restrictions on transfers set forth herein, this Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the parties and their successors and permitted assigns.

15. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Agreement. It shall not be necessary that any counterpart be signed by the parties so long as each party shall have executed a counterpart. Facsimile or electronic signatures in pdf format are valid as originals.


                           SIGNATURES ON THE NEXT PAGE

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IN WITNESS WHEREOF, the parties have signed this Lockup-Leakout Agreement on the
____ day of December, 2009.

Agreed:

Owner's Signature, Name Printed and Address


-------------------------------------------
Joseph Levi
1576 E 21st Street
Brooklyn, NY  11210

Agreed:


-------------------------------------------
John B. Lowy, P.C., Escrow Agent
645 Fifth Avenue, Suite 400
New York, NY  10022


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